FOR IMMEDIATE RELEASE

PARTNER SUCCESS HOLDINGS LIMITED COMPLETES REVERSE TAKEOVER
OF ORALABS HOLDING CORP. (OLAB.NSDQ)

NEW YORK, NEW YORK, December 28, 2006 - OraLabs Holding Corp. (NSDQ.OLAB) announced that it was acquired by Partner Success Holdings Limited, a British Virgin Islands international business company (“PSHL”), in a reverse takeover on December 28, 2006. PSHL, through its China-based subsidiary, is a niche precision steel processing company principally engaged in producing and selling high precision cold-rolled steel products and providing heat treatment and cutting medium and high carbon hot-rolled steel strips and chrome series stainless steel. Under the terms of the Stock Exchange Agreement, dated as of March 31, 2006, and as amended on July 20, 2006 and as further amended on October 21, 2006, OraLabs has issued 25,363,001 shares of its common stock to the shareholder of PSHL and his designees in exchange for all of the outstanding shares of PSHL. By way of this transaction, PSHL has become a wholly-owned subsidiary of OraLabs Holding Corp.

As part of the transaction, the business of OraLabs, Inc., the wholly-owned subsidiary of OraLabs Holding Corp., will continue to be operated as a private company and will be wholly-owned by OraLabs Holding Corp.’s President. In addition, OraLabs Holding Corp. redeemed 3,629,350 shares the company’s common stock held by its President in exchange for the issuance of all of the shares of OraLabs, Inc. held by OraLabs Holding Corp. As a result, the company now has outstanding approximately 26,981,916 shares of common stock issued and outstanding on a fully-diluted basis. OraLabs Holding Corp. has ceased all of its prior business operations and has adopted and implemented PSHL’s business plan. The company has changed its name to China Precision Steel, Inc. and is expected to commence trading on the Nasdaq Capital Market under its new trading symbol “CPSL” on Friday, December 29, 2006.

As part of the transaction, new and experienced senior management and a Board of Directors were appointed to the company.

Dr Li, PSHL’s Chairman, stated the he and his management team “are very excited about the new opportunities available for PSHL as a public company and they look forward to building stockholder value.”

About Partner Success Holdings Limited

Partner Success Holdings Limited is a niche precision steel processing company principally engaged in the production and sale of high precision cold-rolled steel products and in providing heat treatment and cutting medium and high carbon hot-rolled steel strips and chrome series stainless steel. PSHL’s operation is currently located in The People’s Republic of China. However, PSHL intends to expand overseas into Japan, Taiwan, Korea, the European Union and the United States in the future.

Forward Looking Safe Harbor Statement:

This press release contains forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially. For a discussion of those risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C., 20549 at prescribed rates. Our public filings with the SEC also are available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

For more information, please contact:

Crocker Coulson, President / Leslie Richardson, Financial Writer
CCG Elite
Tel: +1-310-231-8600
Email: crocker.coulson@ccgir.com